                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 22, 1999

                                STEELCASE  INC.
             (Exact Name of Registrant as Specified in its Charter)


         Michigan               1-13873                38-0819050
       (State or Other   (Commission File Number)      (IRS Employer
       Jurisdiction of                                 Identification Number)
       Incorporation)


                                901 44th Street
                          Grand Rapids, Michigan 49508
                    (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (616) 247-2710

This Amendment amends Item 7 of the Current Report on Form 8-K of Steelcase Inc., dated April 22, 1999. Such Current Report on Form 8-K did not include audited consolidated financial statements of Steelcase Strafor S.A. and subsidiaries, the business acquired in the transaction, which were not available at the time the Current Report on Form 8-K was filed. This Amendment is filed to provide audited consolidated financial statements of the business acquired and the required pro forma condensed combined financial information.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired

     Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the Company hereby files the financial information listed in the Index on page
     F-1 herein and incorporated by reference herein.

(b)  Pro forma financial information

     Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the Company hereby files the pro forma financial information listed in the Index on page F-1 herein and incorporated by reference herein.

(c)  Exhibits

     See Exhibit Index

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 16, 1999


                      STEELCASE INC.



                      By: /s/ Alwyn Rougier-Chapman
                          ------------------------------------------
                          Alwyn Rougier-Chapman
                          Senior Vice-President-Finance,
                          Chief Financial Officer and Treasurer
                          (Principal Financial Officer and Principal
                          Accounting Officer)

              INDEX TO FINANCIAL STATEMENTS AND OTHER INFORMATION


                                                         Page Numbers

Financial Statements of Business Acquired

   The audited consolidated financial statements as of December 31, 1998 and for the year then ended of Steelcase Strafor S.A. and subsidiaries, including the report of independent auditor:

        Report of Independent Auditor                          F-2

        Consolidated Statement of Income
        for the year ended December 31, 1998                   F-3

        Consolidated Balance Sheet as of
        December 31, 1998                                      F-4 and F-5

        Consolidated Statement of
        Changes in Shareholders' Equity
        for the year ended December 31, 1998                   F-6

        Consolidated Statement of Cash Flows
        for the year ended December 31, 1998                   F-7

        Notes to Consolidated Financial Statements             F-8 through F-29



Pro Forma Financial Information:

        Description of Unaudited Pro Forma Condensed
        Combined Financial Statements                          F-30

        Unaudited Pro Forma Condensed Combined
        Statement of Income for the year ended
        February 26, 1999                                      F-31 and F-32

        Unaudtied Pro Forma Condensed Combined
        Balance Sheet as of February 26, 1999                  F-33 and F-34

        Notes to Unaudited Pro Forma Condensed
        Combined Financial Statements                          F-35 and F-36

                         Report of Independent Auditor

April 22, 1999



To the Shareholders of Steelcase Strafor S.A.,

We have audited the accompanying consolidated balance sheet of Steelcase Strafor S.A. (a French corporation and an equally owned joint venture of Steelcase Inc. and Strafor Facom S.A.) and subsidiaries (hereinafter referred to as "the Company") as of December 31, 1998, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended, stated in French francs. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Steelcase Strafor S.A. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.



BARBIER FRINAULT & ASSOCIES
Arthur Andersen



Philippe Guenne

                    STEELCASE STRAFOR S.A. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

                      For the year ended December 31, 1998

                        (In thousands of French francs)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Net sales                                                    FF 2,989,702

Cost of sales                                                   2,111,438

--------------------------------------------------------------------------------
Gross profit                                                      878,264
--------------------------------------------------------------------------------

Selling, general and administrative expenses                      681,556

--------------------------------------------------------------------------------
Operating income                                                  196,708
--------------------------------------------------------------------------------

Interest expense                                               (   11,839)
Other income, net                                                   2,963

--------------------------------------------------------------------------------
Net income before provision for income taxes                      187,832
--------------------------------------------------------------------------------

Provision for income taxes                                         82,727

--------------------------------------------------------------------------------
Net income                                                     FF 105,105
================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                    STEELCASE STRAFOR S.A. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                            As of December 31, 1998

               (In thousands of French francs, except share data)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              ASSETS

Current assets

  Cash and cash equivalents                                       FF 271,944
  Accounts receivable, less allowance of FF 57,331                 1,038,816
  Accounts receivable affiliates                                       6,308
  Inventories                                                        254,597
  Prepaid expenses and other assets                                  115,677
  Deferred income taxes                                               19,756
--------------------------------------------------------------------------------
Total current assets                                               1,707,098
--------------------------------------------------------------------------------

Property and equipment, net                                          812,239

Notes receivable                                                      16,537

Investments in/advances to affiliates                                112,682

Dealer transitions                                                    66,981

Deferred income taxes                                                  3,654

Goodwill and other intangible assets, net of accumulated
 amortization of FF 264,364                                        1,134,934

Other assets                                                           8,959
--------------------------------------------------------------------------------
Total assets                                                    FF 3,863,084
================================================================================


The accompanying notes are an integral part of these consolidated financial statements.

                    STEELCASE STRAFOR S.A. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                            As of December 31, 1998

               (In thousands of French francs, except share data)



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Bank overdrafts                                                    FF 287,196
  Accounts and notes payable                                          477,185
  Accounts and notes payable affiliates                               456,081
  Current portion of long-term debt                                    41,265
  Deferred income taxes                                                 2,053
  Accrued liabilities                                                 497,729
--------------------------------------------------------------------------------
Total current liabilities                                           1,761,509
--------------------------------------------------------------------------------

Long-term liabilities:
  Long-term debt                                                      136,036
  Notes payable affiliates                                            386,018
  Deferred income taxes                                                16,329
  Employee benefit plan obligations                                    68,319
  Long service benefits                                                 6,490
  Other                                                               197,101
--------------------------------------------------------------------------------
Total long-term liabilities                                           810,293
--------------------------------------------------------------------------------
Total liabilities                                                   2,571,802
--------------------------------------------------------------------------------

Commitments and contingencies

Shareholders' equity:
  Common stock, FF 500 par value, 2,207,520 shares authorized,
   issued and outstanding                                           1,103,760
  Additional paid in capital                                           99,672
  Accumulated other comprehensive income/(loss)                      (180,592)
  Retained earnings                                                   268,442
--------------------------------------------------------------------------------
Total shareholders' equity                                          1,291,282
--------------------------------------------------------------------------------

Total liabilities and shareholders' equity                       FF 3,863,084
================================================================================


The accompanying notes are an integral part of these consolidated financial statements.

                                              STEELCASE STRAFOR S.A. AND SUBSIDIARIES

                                                 CONSOLIDATED STATEMENT OF CHANGES

                                                      IN SHAREHOLDERS' EQUITY

                                               For the year ended December 31, 1998

                                                  (In thousands of French francs)



                                                      Accumulated
                                       Additional       other                            Total             Total
                          Common        paid in      comprehensive      Retained     shareholders'      comprehensive
                          stock         capital      income/(loss)      earnings         equity            income
                          -----         -------      -------------      --------         ------            ------
-------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 1997  FF  1,103,760       99,672          (142,520)         163,337       1,224,249
-------------------------------------------------------------------------------------------------------------------------

Other comprehensive
 income/(loss)                                         ( 38,072)                        ( 38,072)     FF ( 38,072)
Net income                                                               105,105         105,105          105,105

-------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 1998  FF  1,103,760       99,672          (180,592)         268,442       1,291,282        FF 67,033
=========================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.


                                              STEELCASE STRAFOR S.A. AND SUBSIDIARIES

                                               CONSOLIDATED STATEMENT OF CASH FLOWS

                                               For the year ended December 31, 1998

                                                  (In thousands of French francs)

OPERATING ACTIVITIES:
   Net income                                                                                    FF 105,105

   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                                 132,432
      Deferred income taxes                                                                           9,833
      Employee benefit plan obligations cost                                                          4,862
      Long service benefits cost                                                                      6,490

   Changes in operating assets and liabilities, net of corporate acquisitions:
      Accounts and notes receivable, net (including affiliates)                                    ( 24,012)
      Inventories                                                                                    13,827
      Prepaid expenses and other (including affiliates) assets                                     ( 15,717)
      Accounts payable                                                                             ( 24,073)
      Other liabilities                                                                            ( 28,274)
-----------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                           180,473
-----------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:

   Corporate acquisition, net of cash acquired                                                     (579,892)
   Capital expenditures                                                                            (  8,414)
   Notes receivable and other long-term assets                                                        5,984
   Notes receivable and investments in/advances to affiliates                                      ( 25,083)
-----------------------------------------------------------------------------------------------------------------
Net cash used for investing activities                                                             (607,405)
-----------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Increase in bank overdrafts                                                                      152,727
   Repayments of indebtedness                                                                      ( 43,624)
   Proceeds from  bank borrowings                                                                     8,813
   Proceeds from affiliates borrowings, net of repayments                                           363,933
-----------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                           481,849
-----------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                                            54,917
Cash and cash equivalents, beginning of year                                                        221,899
Effect of foreign exchange rate changes on cash and cash equivalents                               (  4,872)
-----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                                                           FF 271,944
=================================================================================================================

Cash paid for income taxes                                                                           53,804
Cash paid for interest expense                                                                       29,447


The accompanying notes are an integral part of these consolidated financial statements.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                         (In thousands of French francs
                          unless otherwise indicated)


1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   1.1    Nature of business

          Steelcase Strafor S.A. and its subsidiaries is a Strasbourg, France based manufacturer and provider of office furniture and related products and services. Steelcase Strafor is an equally owned joint venture which was formed in 1974 between Steelcase Inc. and Strafor Facom S.A. and a leading office furniture company in Europe with 15 manufacturing facilities in six countries and a network of independent dealers in approximately 190 locations.


   1.2    Basis of accounting and consolidation policies

          The accompanying consolidated financial statements include the accounts of Steelcase Strafor S.A. and all of its majority-owned subsidiaries ("the Company"), except for dealers, which the company has acquired with the intention of reselling as soon as practicable ("dealer transitions"). The company's investments in dealer transitions are carried at its equity in the net assets of those entities.

          The Company maintains its statutory records on the basis of the accounting principles generally accepted in France. The accompanying consolidated financial statements have been adjusted to conform to accounting principles generally accepted in the United States as described in paragraphs 1.3 to 1.14 below.

          All significant intercompany accounts, transactions and profits have been eliminated in consolidation.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

      1.21  Translation of consolidated financial statements

            The financial statements of foreign subsidiaries as of December 31, 1998 have been translated into French francs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign currency translation" by applying the exchange rate at the balance sheet date for foreign currency denominated assets and liabilities and the average exchange rate for the year for the profit and loss accounts. The resulting translation gain or loss is included in other comprehensive income, as a separate component of shareholders' equity.

      1.22  Conversion of foreign currency transactions

            Monetary assets and liabilities, denominated in foreign currencies, are converted at the exchange rate prevailing at the balance sheet date. The related unrealized gains or losses are included in earnings.


   1.3    Use of estimates

          The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.


   1.4    Revenue recognition

          Net sales include product sales and service revenues. Product sales and service revenues are recognized as products are shipped and services rendered. Service revenues are not material.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)


   1.5    Cash and cash equivalents

          The Company considers all highly liquid investments with insignificant interest rate risk and purchased with an original maturity of three months or less to be cash equivalents.

          Cash equivalents amounted to 49,504 as of December 31, 1998.


   1.6    Inventories

          Inventories are stated at the lower of cost, generally determined on a weighted average unit cost method, or market.


   1.7    Intangible assets and property and equipment

          1.71    Goodwill and other intangible assets

                  Goodwill and other intangibles are stated at cost and amortized on a straight-line basis over periods ranging from 15 to 40 years. Amortization expense amounted to 15,678 for 1998.

          1.72    Property and equipment

                  Property and equipment are stated at cost. For purposes of the accompanying consolidated financial statements, depreciation is provided on a straight-line basis over the estimated useful lives set forth below, and recognition is given to deferred income taxes resulting from the excess of accelerated over straight-line depreciation.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)


          Useful lives of property and equipment are as follows:
                                                                     Years
                                                                     -----

          Buildings                                                  10-50
          Machinery and equipment                                     3-8
          Furniture and fixtures and leasehold improvements           8-10
          Capitalized software                                        1-3

          Major improvements of existing properties are capitalized. Cost of assets retired or otherwise disposed of, less accumulated depreciation, is eliminated from the property accounts and any gains or losses are credited or charged to income.

          Assets related to capital leases are depreciated over the estimated useful life of the asset.
          Buildings under capital leases are depreciated over 15 to 20 years and machinery and equipment under capital leases are depreciated over 6 to 8 years.

          Software maintenance, Year 2000 related matters and training costs are expensed as incurred.


       The Company assesses its long-lived assets, goodwill and other intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable, in accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", based on an evaluation of undiscounted projected cash flows through the remaining amortization period. If an impairment exists, a current charge to income is recognized.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

   1.8    Income taxes

          Deferred tax assets and liabilities have been recorded in accordance with SFAS No. 109 "Accounting for income taxes".

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.


   1.9    Product warranty

          The Company offers a warranty, which provides for the free repair or replacement of any covered product or component that fails during normal use because of a defect in design, materials or workmanship.

          Estimated product warranty costs are provided for at the time of sale. The Company provides an accrual for estimated future warranty costs based upon the historical relationship of warranty costs to sales. The accrued liability for warranty costs included in accrued liabilities in the accompanying balance sheet is 12,341 as of December 31, 1998.


   1.10   Research and development

          Research and development expenses are charged to expense when incurred, and approximated 33,034 in 1998.

   1.11   Advertising

          Advertising costs, which are expensed as incurred, approximated 11,810 in 1998.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

   1.12   Fair value of financial instruments

          The carrying amount of the Company's financial instruments, consisting of cash equivalents, investments, accounts and notes receivable, accounts and notes payable and certain other liabilities, approximate their fair value due to their relatively short maturities.

          The fair value of the Company's long-term debt is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company's bankers. The carrying amount of the Company's long-term debt approximates their fair value due to interest rates which reflect current market conditions.


   1.13   Environmental matters

          The Company is subject to numerous domestic and foreign governmental regulations that relate directly or indirectly to the use, storage, handling, treatment, emission, discharge, disposal and remediation of, and exposure to, hazardous and non-hazardous substances, materials and waste. Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition allegedly caused by past operations, that are not associated with current or future revenue generation, are expensed. The Company's accounting policy is to provide for any probable environmental liability when the amount can be reasonably estimated.

          The Company does not believe that environmental regulations have had to date a material adverse effect on its results of operations and does not anticipate that any material expenditures will be required to enable it to comply with existing laws and regulations. Although liabilities, claims and requirements relating to environmental matters have not materially affected the Company to date, there can be no assurance that they will not have a material adverse effect on the Company's financial condition or results of operations. As of December 31, 1998, accrued environmental liabilities are not material.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

   1.14   Recently issued accounting pronouncements

          In June 1998, the Financial Accounting Standard Board issued SFAS
          No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

          SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 and cannot be applied retroactively. The impact of this SFAS on the Company's consolidated financial statements is not expected to be material.



2. COMPREHENSIVE INCOME

   Pursuant to SFAS No. 130, "Reporting Comprehensive Income", the Company has reported the components of total comprehensive income in the accompanying consolidated statement of shareholders' equity. Total comprehensive income is comprised of net income and all changes to shareholders' equity, except those due to investments by owners and distributions to owners. For the Company, other comprehensive income consists of foreign currency translation adjustments and minimum pension liabilities, for the year ended December 31, 1998 as follows:

   Other comprehensive income/(loss), net of tax:
       Foreign currency translation adjustments                 (36,193)
       Minimum pension liability adjustment                     ( 1,879)
------------------------------------------------------------------------------
   Other comprehensive income/(loss)                            (38,072)
==============================================================================


                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)
3. INVENTORIES
   Inventories at December 31, 1998 consist of:

   Raw materials and supplies                                                            124,731
   Work in process                                                                        33,781
   Finished goods                                                                        110,032
                                                                                       ---------
   Total gross value                                                                     268,544
   Less reserve for obsolete and excess inventories                                    (  13,947)
----------------------------------------------------------------------------------------------------
   Total                                                                                 254,597
====================================================================================================


4. PROPERTY AND EQUIPMENT, NET

   Property and equipment as of December 31, 1998 consist of:

     Land                                                                                205,833
     Buildings                                                                           621,564
     Machinery and equipment                                                             897,340
     Furniture and fixtures                                                              127,170
     Leasehold improvements                                                               54,973
     Capitalized software                                                                 40,859
     Construction in progress                                                             23,902
----------------------------------------------------------------------------------------------------
                                                                                       1,971,641
----------------------------------------------------------------------------------------------------
     Accumulated depreciation and amortization                                        (1,159,402)
----------------------------------------------------------------------------------------------------
                                                                                         812,239
====================================================================================================

   Depreciation and amortization expense approximated 114,440 for 1998.

   Construction in progress consists of numerous equipment and facility projects, none of which are individually material.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
                                  (continued)

   The Company is obligated under various capital leases for operating facilities and equipment that expire at various dates during the next eight years. Amortization of assets held under capital leases is included with depreciation expense. The company has no material operating lease commitments.

   Property and equipment recorded under capital leases and included in the above property and equipment, net summary at December 31, 1998, are as follows:

   Land                                                            9,745
   Buildings                                                     160,886
   Machinery and equipment                                        81,144
------------------------------------------------------------------------------
                                                                 251,775
------------------------------------------------------------------------------
   Accumulated depreciation                                     (160,997)
------------------------------------------------------------------------------
                                                                  90,778
==============================================================================


   Future minimum lease payments for capital leases as of December 31, 1998 are:

          1999                                            14,986
          2000                                            14,438
          2001                                            11,106
          2002                                            11,191
          2003                                            11,295
          2004 and thereafter                             33,022

                                                        --------
          Total minimum lease payments                    96,038
          Less amount representing interests
          (rates from 3,9% to 4,35%)                     (18,124)
                                                         -------
          Present value of net minimum
          lease payments                                  77,914
          Less current installments                      (10,936)
                                                         -------

          Obligation under capital leases                 66,978
                                                          ======

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

5. INCOME TAX AND PROVISION

   The provision for income taxes consists, as of December 31, 1998 of:

   Current tax charge France                                        12,001
   Current tax charge other countries                               60,893

                                                                    ------
   Total current tax charge                                         72,894

   Deferred tax charge France                                        8,140
   Deferred tax charge other countries                               1,693

                                                                    ------

   Total deferred tax charge                                         9,833
  ------------------------------------------------------------------------------
                                                                    82,727
  ==============================================================================

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

   Temporary differences between financial statement carrying amounts and tax bases of assets and liabilities at December 31, 1998, that give rise to significant portions of deferred income taxes relate to the following:

                                                    December 31, 1998
                                                    -----------------
    Deferred income tax assets:
    Net operating loss carry forward                       50,819
    Accrued vacation pay and other liabilities             11,380
    Reserves and allowances                                10,033
    Employee benefit plan obligations                      15,211
    Other                                                   4,548
   -----------------------------------------------------------------------------
                                                           91,991
   -----------------------------------------------------------------------------

    Valuation allowance                                   (58,500)
   -----------------------------------------------------------------------------
    Total deferred income tax assets                       33,491
   =============================================================================

    Deferred income tax liabilities:

    -  Property and equipment                             (16,097)
    -  Net leased assets                                  ( 6,256)
    -  Other                                              ( 6,110)
   -----------------------------------------------------------------------------
    Total deferred income tax liabilities                 (28,463)
   =============================================================================

   -----------------------------------------------------------------------------
    Net deferred tax                                        5,028
   =============================================================================

    Aggregate deferred tax amounts are summarized below :

    Assets:
    -  Current                                             19,756
    -  Non-current                                          3,654
    Liabilities:
    -  Current                                            ( 2,053)
    -  Non-current                                        (16,329)
   -----------------------------------------------------------------------------
    Total                                                   5,028
   =============================================================================

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)


    Net operating losses of:         208   expire in 2000
                                   2,821   expire in 2001
                                   1,042   expire in 2002
                         and      46,748   can be offset indefinitely.

    A valuation allowance has been recorded for deferred tax assets to reflect an amount management considers to be "more likely than not" realizable.

    For France, the statutory tax rate was 42% in 1998. The rate will decrease to 40% in 1999 and to 37% in 2000.

    For the other countries where the Company operates, the statutory income tax rates range from 18% to 45%.

    The effective income tax rate on pretax income varied from the statutory French income tax rate as set forth in the following table:

                                                              %
                                                             --
    Statutory French income tax rate                        42.0
    Goodwill and intangible asset amortization               3.9
    Other, net                                             ( 1.9)
   ----------------------------------------------------------------
    Effective income tax rate                               44.0
   ================================================================


6.  INTANGIBLE ASSETS

   Intangible assets at December 31, 1998 consist of:

   -----------------------------------------------------------------------------

    Goodwill                                              947,512
    Trademarks                                            422,125
    Other                                                  29,661
   -----------------------------------------------------------------------------
                                                        1,399,298
   -----------------------------------------------------------------------------
    Less accumulated amortization                      (  264,364)
   -----------------------------------------------------------------------------
                                                        1,134,934
   =============================================================================

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

   During 1998, the Company recorded goodwill and other intangible assets of 694,200 related to the acquisition of Werndl AG. See Note 16 to the consolidated financial statements.

   Trademarks consist principally of the brands A.F. Sistemas and Gordon Russell, which are being amortized over a 40-year useful life.



7. DEALER TRANSITIONS

   Dealer transitions as of December 31, 1998 consist of:

   Advances to transition dealers                            54,787
   Investments in transition dealers                         12,194
  ------------------------------------------------------------------------------
                                                             66,981
  ==============================================================================



8. NOTES RECEIVABLE

   Notes receivable as of December 31, 1998, consist of the following:

   Dealers                                                   14,611
   Personnel and other                                        1,926
  ------------------------------------------------------------------------------
                                                             16,537
  ==============================================================================

   Loans to dealers consist of advances to independent dealers, and are subject to variable interest rates, from approximately 3% to 8%, and are generally secured either through property mortgage, or a dealer personal guarantee.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

9.  AFFILIATED COMPANIES

    Affiliated companies' balances and transactions as of and for the year ended December 31, 1998 consist of the following:


    Accounts receivable  affiliates
    Steelcase Inc.                                                3,879
    Other                                                         2,429
   -----------------------------------------------------------------------------
    Total accounts receivable  affiliates                         6,308
   =============================================================================

    Investments in/advances to affiliates
    Strafor Facom S.A. and subsidiaries                         103,150
    Other                                                         9,532
   -----------------------------------------------------------------------------
    Total investments in/advances to affiliates                 112,682
   =============================================================================

    Accounts and notes payable  affiliates
    Steelcase Inc.                                                3,695
    Strafor Facom S.A.                                          452,386
   -----------------------------------------------------------------------------
    Total accounts and notes payable  affiliates                456,081
   =============================================================================

    Notes payable  affiliated companies (non-current)
    Steelcase Inc.                                              369,121
    Other                                                        16,897
   -----------------------------------------------------------------------------
    Total notes payable  affiliated companies (non-current)     386,018
   =============================================================================

    In December 1998, the Company issued a note payable to Steelcase Inc. in the amount of 372,814 to fund in part the acquisition of Werndl AG. This note initially matured on December 1999 and the interest rate is 6 month US LIBOR +0.50 spread. Recently, new dates of reimbursement have been set and the note has therefore been classified as long-term.

    A note payable to Strafor Facom for 360,000 with an original maturity of January 1999 has been renewed in January 1999 and will be repaid in July 1999, and has therefore been classified as a current note payable on the accompanying balance sheet. The interest rate on this note was 4.16% in 1998.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

10. LONG-TERM DEBT

    Long-term debt at December 31, 1998 consists of the following:

                                                             December 31, 1998
                                                             -----------------

    Bank loans                                                     98,519
    Capitalized lease obligations (see Note 4)                     77,914
    Other                                                             868
   -----------------------------------------------------------------------------
                                                                  177,301
   -----------------------------------------------------------------------------
    Current portion of long-term debt                            ( 41,265)
   -----------------------------------------------------------------------------
                                                                  136,036
   =============================================================================

    Bank loans are subject to interest rates ranging from 4.5% to 7.25%.

    The maturity of long-term debt can be summarized as follows:

         Year
          1999                                          41,265
          2000                                          17,325
          2001                                          14,765
          2002                                          15,376
          2003                                          15,547
    After 2003                                          73,023

                                                        ------

                                                       177,301
                                                       =======

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

11. ACCRUED LIABILITIES

    Accrued liabilities at December 31, 1998, are as follows:

    Accrued vacation pay and employee expenses                       76,891
    Income taxes and other taxes                                     69,996
    Employee compensation and payroll taxes                         147,383
    Dealer incentives                                                42,794
    Warranty provision                                               12,341
    Down-payment from customers                                      10,763
    Other                                                           137,561
   -----------------------------------------------------------------------------
                                                                    497,729
   =============================================================================

12. STOCKHOLDERS' EQUITY

    Retained earnings

    As explained in Note 1.2, net income and retained earnings as presented in the accompanying financial statements are determined in accordance with United States generally accepted accounting principles and differ from statutory accounts.

    As of December 31, 1998, Steelcase Strafor S.A.'s statutory retained earnings available for distribution amounted to 423,077.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

13. CONTINGENCIES AND COMMITMENTS

    13.1  Legal proceedings

          The Company is involved in litigation from time to time in the ordinary course of its business. The Company has provided under accrued liabilities for litigation when a loss was considered probable and could be reasonably estimated.

          Based on known information, management believes that the Company is not currently party to any material litigation.

     13.2 Hedging instruments, concentration of audit risk and off-balance sheet risk

          Financial instruments, which potentially subject the Company to concentrations of investment and credit risk, primarily consist of cash equivalents, accounts receivable, and notes receivable. The Company places its cash with high-quality financial institutions and invests in high-quality securities and commercial paper. The Company limits its exposure, by policy, to any one financial institution or debtor.

          The Company's customers consist primarily of independent dealers in the office furniture industry. They are dispersed primarily across Europe. All probable uncollectable accounts and notes receivable have been appropriately considered in establishing the allowances for losses. In general, the Company obtains security interests in the assets of the customer. However, these security interests are generally secondary to the interests of the customer's primary lenders.

          Guarantees of debt obligations are conditional commitments issued by the Company to guarantee the performance of certain subsidiaries' private borrowings arrangements. The Company has guaranteed approximately 152,000. Although this amount represents the maximum exposure to loss, management believes the actual risk of loss to be insignificant.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

       The Company has entered into forward exchange contracts in order to obtain foreign currencies at specified rates for the settlement of a specified volume of transactions denominated in foreign currencies. Hedging is based on expected future cash flows of receivables and payables for each currency. The Company's policy provides systematic hedging of its exchange positions and of its subsidiaries' needs. The Company does not use these financial instruments for speculative or trading purposes. The gain or loss on forward exchange contracts is recorded in the income statement in the same period the underlying transactions are settled, and generally offset. The net loss is immaterial as of December 31, 1998.



14. EMPLOYEE BENEFIT PLAN OBLIGATIONS

    The Company provides various defined benefit pension plans to its employees. These plans are principally available to all employees in France, Germany, United Kingdom and Marocco.


    The Company calculates its benefit obligation considering the following:

    . the actuarial method used is the projected unit credit method. However, when the benefit formulas attribute more benefits to senior employees or when the plans are integrated with social security systems or multiemployer plans, the Company has elected to apply the projected unit credit service pro-rata method to avoid delayed recognition of pension costs;

    . the market-related value of assets is computed with a spread of investments gains and losses over 5 years;

    . prior service cost and experience gains and losses are amortized over the average residual active life of participants.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

Disclosure requirements as of and for the year ended December 31, 1998, in accordance with SFAS 132, is as follows:

Change in benefit obligation

Benefit obligation, beginning of year                            91,768

Service cost                                                      3,272
Interest cost                                                     5,663
Net actuarial loss                                                2,453
Benefits paid                                                   ( 4,387)
--------------------------------------------------------------------------------
Benefit obligation, end of year                                  98,769
================================================================================

Change in plan assets

Fair value of plan assets, beginning of year                     23,047
Actual return on plan assets                                      1,338
Benefits paid                                                   ( 1,479)
--------------------------------------------------------------------------------
Fair value of plan assets, end of year                           22,906
================================================================================

Funded status                                                   (75,863)
Unrecognized net actuarial loss                                  10,238
Unrecognized transition obligation                              (   815)

--------------------------------------------------------------------------------
Net amount recognized                                           (66,440)
================================================================================

Amounts recognized in the consolidated balance sheet:

Employee benefit plan obligations                               (68,319)
Other comprehensive income                                        1,879

--------------------------------------------------------------------------------
Net amount recognized                                           (66,440)
================================================================================

Components of expense

Service cost                                                      3,215
Interest cost                                                     5,663
Expected return on plan assets                                  ( 1,338)
Amortization of actuarial loss                                      571
Amortization of transition obligation                           (   407)
--------------------------------------------------------------------------------
Net expense                                                       7,704
================================================================================

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

       Actuarial assumptions have been determined by actuaries on an individual plan basis:


        Weighted-average assumptions
        Discount rate                                                    5%
        Rate of salary progression                                       5%
        Expected return on plan assets                                   2.5%


     Long service benefits as shown on the balance sheet has been evaluated using the same method and assumptions as for retirement indemnities but assuming the benefits will be paid when the seniority required is obtained. The Projected Benefit Obligation (PBO) amounts to 6,490 as of December 31, 1998.



15.  OPERATING SEGMENTS

     The Company adopted SFAS NO. 131, "Disclosure about Segments of an Enterprise and Related Information", effective for the year ended December 31, 1998. In accordance with SFAS NO. 131, the Company has a single reportable segment: the office furniture industry. The office furniture segment includes fifteen operating units for the year ended December 31, 1998, which manufacture and sell a broad line of metal and wood office furniture including office furniture systems, seating, storage solutions, desks, casegoods and other related products.

     Reportable geographic information for the year ended December 31, 1998, is as follows:

                                     Net Sales            Long-lived Assets
     France                        FF 1,121,138             FF    423,779
     Germany                            498,730                   916,070
     Other European countries         1,211,380                   577,372
     Other exports                      158,454                    29,952
    ----------------------------------------------------------------------------
     Total                         FF 2,989,702             FF  1,947,173
    ============================================================================

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

16. ACQUISITIONS

    As of December 16, 1998, the Company acquired 90% of the outstanding stock of Werndl AG, a German company located in Munich which manufactures and sells office furniture. The total consideration paid to acquire the 90% interest in Werndl was 748,300 and includes 167,500 of contingent consideration based on future earnings of calendar years 1999 and 2000. Management believes it is more likely than not that this contingent consideration will be paid and has accounted for it as additional goodwill.

    The acquisition of Werndl has been accounted for using the purchase method of accounting. However, the results of operations of Werndl have not been included in the Company's consolidated income statement because of the late date of the transaction and immaterial effect upon the consolidated income statement.

    The excess of the purchase price over the fair value of the net identifiable assets acquired of 54,100 totals 694,200 and has been recorded as goodwill and other intangible assets and is being amortized on a straight-line basis over periods ranging from 15 to 40 years.

                     STEELCASE STRAFOR SA AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                                  (continued)

17. SUBSEQUENT EVENT

    Steelcase Inc. and Strafor Facom, the equal joint-venture partners of Steelcase Strafor S.A. entered into an agreement on April 22, 1999, whereby Steelcase Inc. purchased Strafor Facom S.A.'s entire 50% interest in the Company. Accordingly, the Company is now a wholly owned subsidiary of Steelcase Inc.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 22, 1999, Steelcase Inc. and subsidiaries (the "Company"), through its wholly-owned French subsidiary, Steelcase SAS, acquired the 50% equity interest in Steelcase Strafor S.A. and subsidiaries ("Strafor") held by its joint venture partner, Strafor Facom S.A. (a French company traded on the Bourse de Paris). The purchase was effective as of March 31, 1999. As part of this transaction, the Company also acquired Strafor Facom S.A.'s 5% equity interest in Werndl BuroMobeL AG, 3% equity interest in Pohlschroder GmbH, and 50% equity interest in Details S.A. The purchase price paid to Strafor Facom S.A. for these equity interests was paid in cash and equaled approximately $225 million. The acquisition and associated transaction costs of approximately $2 million were funded by short-term loans from Citicorp USA, Inc. ($100 million) and The Northern Trust ($11.2 million), a 30-year loan from Societe Generale (net amount of $41 million) and from the Company's available cash reserves ($75 million). The terms of the acquisition were established through arm's-length negotiations between the Company and Strafor Facom S.A.

As a result of this acquisition, which was accounted for under the purchase method of accounting, Strafor is now wholly-owned by the Company. Accordingly, the accounts and transactions of Strafor will be included in the consolidated financial statements of the Company from the effective date of the acquisition. The Company's year end is the last Friday in February. Strafor's year end is December 31.

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of February 26, 1999 and Unaudited Pro Forma Condensed Combined Statement of Income for the year then ended illustrate the effect of the Strafor acquisition as if the acquisition had occurred on February 26, 1999 for the Pro Forma Condensed Combined Balance Sheet and as if the acquisition had occurred and been effective as of the beginning of the year then ended for the Pro Forma Condensed Combined Statement of Income, which includes Strafor's results of operations for the year ended December 31, 1998. The purchase accounting adjustments are based upon prelimimary information and certain management estimates which are subject to revision in future periods based on additional information such as final appraisals. No adjustment has been included in the pro forma amounts for any anticipated cost savings or other synergies.

These Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical consolidated financial statements of Steelcase Strafor S.A. and Steelcase Inc. The historical consolidated financial statements of Steelcase Strafor S.A. and accompanying notes as of December 31, 1998 and for the year then ended are contained in this Form 8-K/A on pages F-1 to F-29. These financial statements are prepared in the local currency of France, French francs, and have been translated to U.S. dollars using the average exchange rate for the period for revenues and expenses and using the exchange rate as of the balance sheet date for assets and liabilities. The historical consolidated financial statements of Steelcase Inc. and accompanying notes as of February 26, 1999 and for the year then ended are contained in the Company's Form 10-K dated May 27, 1999.

The Unaudited Pro Forma Condensed Combined Financial Statements are presented for informational purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.



                                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (1)
                             FOR THE YEAR ENDED FEBRUARY 26, 1999 (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                             STEELCASE INC.               STRAFOR                    WERNDL
                                                               HISTORICAL                HISTORICAL                HISTORICAL
                                                              AS REPORTED (2)           AS REPORTED (2)           AS REPORTED (2)
                                                          =====================    ======================   =======================

Net sales                                                   $            2,742.5     $              506.9       $            100.0
Cost of sales                                                            1,753.1                    358.1                     61.6
                                                            --------------------     --------------------       ------------------


      Gross profit                                                         989.4                    148.8                     38.4

Selling, general, administrative expenses                                  672.2                    115.5                     23.9
                                                           ---------------------      -------------------       ------------------
Operating income                                                           317.2                     33.3                     14.5

Other income (expenses):
      Interest expense                                                         -                     (2.0)                    (1.5)
      Interest income and other                                             20.2                      0.6                        -
                                                         -----------------------      --------------------     -------------------

Income before provision for income taxes and equity in
    net income of joint ventures and dealer transitions                    337.4                     31.9                     13.0

Provision for income taxes                                                 124.9                     14.0                      7.8
                                                          ----------------------      -------------------       ------------------

Income before equity in net income of
    joint ventures and dealer transitions                                  212.5                     17.9                      5.2

Equity in net income of joint
    ventures and dealer transitions                                          8.9                        -                        -
                                                          ----------------------     --------------------        -----------------

Net income                                                  $              221.4     $               17.9      $               5.2
                                                          ======================     ====================      ===================

Earnings per share:

      Basic and diluted                                     $               1.44
                                                          ======================

Number of shares issued and outstanding:

      Basic and diluted                                                    153.8
                                                          ======================

The accompanying  notes are an integral part of this statement.


                                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (1)
                             FOR THE YEAR ENDED FEBRUARY 26, 1999 (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                                           STEELCASE INC.
                                                                 PRO FORMA                   PRO FORMA
                                                                ADJUSTMENTS (4)              COMBINED
                                                                -----------               ---------------
Net sales                                                      $        (5.0)              $      3,344.4
Cost of sales                                                           (5.0)                     2,167.8
                                                              ---------------              --------------


      Gross profit                                                         -                      1,176.6

Selling, general, administrative expenses                               10.0                        821.6
                                                              ---------------              --------------
Operating income                                                       (10.0)                       355.0

Other income (expenses):
      Interest expense                                                 (10.5)                       (14.0)
      Interest income and other                                         (9.5)                        11.3
                                                              ---------------             ---------------

Income before provision for income taxes and equity in
    net income of joint ventures and dealer transitions                (30.0)                       352.3

Provision for income taxes                                             (10.0)                       136.7
                                                              ---------------              --------------

Income before equity in net income of
    joint ventures and dealer transitions                              (20.0)                       215.6

Equity in net income of joint
    ventures and dealer transitions                                     (8.9)                           -
                                                              ---------------             ---------------

Net income                                                     $       (28.9)              $        215.6
                                                               ==============              ==============

Earnings per share:

      Basic and diluted                                                                    $         1.40
                                                                                           ==============

Number of shares issued and outstanding:

     Basic and diluted                                                                             153.8
                                                                                         ===============

The accompanying notes are an integral part of this statement




                                     UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (1)
                                                         FEBRUARY 26, 1999
                                                           (IN MILLIONS)

                                             STEELCASE INC.              STRAFOR                              WERNDL
                                               HISTORICAL               HISTORICAL                          HISTORICAL
                                             AS REPORTED (2)          AS REPORTED (2)                      AS REPORTED (2)
                                          ===================    ========================            ========================
Current assets                             $           737.4        $               304.9                $                 -
Property and equipment, net                            739.0                        145.1                                  -
Goodwill and other intangible assets, net               99.6                        202.7                                  -
Other assets                                           606.5                         37.3                                  -
                                           -----------------        ---------------------                -------------------

      Total assets                         $         2,182.5        $               690.0                $                 -
                                           =================        =====================                ===================
Current liabilities                        $           446.8        $               314.8                $                 -
Long-term debt                                             -                         93.2                                  -
Other liabilities                                      235.7                         51.5                                  -
                                           -----------------        ---------------------                -------------------

      Total liabilities                                682.5                        459.5                                  -
                                           -----------------        ---------------------                -------------------

Shareholders' equity:

Common stock                                           379.4                        197.1                                  -
Additional paid-in capital                                 -                         17.8
Retained earnings                                    1,135.6                         47.9                                  -
Accumlated other comprehensive income                  (15.0)                       (32.3)                                 -
                                           -----------------        ---------------------                -------------------
      Total shareholders' equity                     1,500.0                        230.5                                  -
                                           -----------------        ---------------------                -------------------
      Total liabilities and
      shareholders' equity                 $         2,182.5         $              690.0                 $                -
                                           =================         ====================                 ==================

The accompanying notes are an integral part of this statement.


                                     UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (1)
                                                         FEBRUARY 26, 1999
                                                           (IN MILLIONS)

                                                                           STEELCASE INC.
                                                PRO FORMA                     PRO FORMA
                                               ADJUSTMENTS (3)                COMBINED
                                               ===========                 ==============
Current assets                               $       (75.0)              $          967.3
Property and equipment, net                           25.0                          909.1
Goodwill and other intangible assets, net             93.2                          395.5
Other assets                                        (187.9)                         455.9
                                             --------------             -----------------

      Total assets                           $      (144.7)              $        2,727.8
                                             ==============              ================


Current liabilities                          $       111.2               $          872.8
Long-term debt                                       (25.4)                          67.8
Other liabilities                                                                   287.2
                                             --------------            ------------------

      Total liabilities                               85.8                        1,227.8
                                             --------------            ------------------

Shareholders' equity:

Common stock                                        (197.1)                         379.4
Additional paid-in capital                           (17.8)                             -
Retained earnings                                    (47.9)                       1,135.6
Accumlated other comprehensive income                 32.3                          (15.0)
                                             --------------             -----------------

      Total shareholders' equity                    (230.5)                       1,500.0
                                             --------------             -----------------

      Total liabilities and
      shareholders' equity                   $      (144.7)              $        2,727.8
                                             ==============              ================



The accompanying notes are an integral part of this statement.

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

1. The unaudited pro forma financial data do not give effect to any potential cost savings or other synergies that could result from the acquisition of Strafor. The unaudited pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the Strafor acquisition been consummated at the dates indicated, nor necessarily indicative of future operating results or financial position.

2. These columns represent historical results of operation and financial position.

    The December 31, 1998 historical balance sheet of Strafor, as reported, includes the accounts of Werndl BuroMobeL AG ("Werndl"), a business acquired by Strafor on December 16, 1998. As a result, this balance sheet also reflects a preliminary purchase price allocation related to the Werndl acquisition based upon the estimated fair value of assets and liabilities as of the date of the acquisition. Therefore, a historical balance sheet of Werndl is not included separately in the pro forma condensed combined balance sheet. The Werndl historical statement of income is included to reflect the acquisition of this business by Strafor as if the transaction had ocurred and been effective as of the beginning of the year ended December 31, 1998.

3. The pro forma balance sheet adjustments apply purchase accounting related to the Strafor acquisition. The following is a calculation of the estimated excess of the aggregate cost of the acquisition over the historical book value of the net assets acquired.

           Total cash payment to Strafor Facom S.A.                                         $  225.2
           Existing investment in Strafor and Werndl                                           121.5
           Estimated transaction costs                                                           2.0
                                                                                            --------
           Total consideration                                                                 348.7
           Historical book value of Strafor net assets as of December 31, 1998                (230.5)
                                                                                            --------
           Estimated  excess of the aggregate cost of the acquisition over the
           historical book value of the net assets acquired                                 $  118.2
                                                                                            ========

    The purchase price and associated transaction costs were funded by short-term borrowings ($111.2 million), long-term debt ($41 million) and the Company's available cash reserves ($75 million). Management currently estimates that the excess of the aggregate cost of the Strafor acquisition over the historical book value of the net assets acquired will be allocated and amortized as follows (in millions):

                                                     Amortization Period  Amount     Annual Amortization
                                                     -------------------  ------     -------------------
           Estimated fair value adjustment of
           property, plant and equipment                  10 years         $ 25.0          $2.5

           Estimated intangible assets, including
           patents, trademarks and                        15 years         $ 93.2          $3.7
           other identifiable intangible assets              to
           and goodwill                                   40 years



The pro forma adjustments reflect the preliminary allocation of the purchase price to assets and liabilities assumed. The ultimate allocation of the purchase price to the net assets acquired is subject to final determination of their respective fair values, and as a result, these adjustments could change.

The pro forma balance sheet adjustments also include the elimination of intercompany balances of $66.4 million between the Company and Strafor.

4. The pro forma statement of income adjustments include amortization expense of intangible assets and goodwill in the amount of $10.0 million, interest expense and lost interest income in the aggregate amount of $20.0 million and the corresponding income tax effects as if the acquisitions of Strafor and Werndl had occurred and been effective as of the beginning of the year ended December 31, 1998. Amortization expense reflects the amounts as calculated in Note 3 above plus a similar amount for Werndl, which based on management's current estimates would approximate $3.8 million in total. Interest expense and lost interest income reflect approximately $12.8 million related to the acquisition of Strafor and $7.2 million related to the acquisition of Werndl. Interest expense was calculated based on the Company's short-term and long-term borrowing rates of approximately 5.5% and 7.5%, respectively. Lost interest income was calculated based on the Company's average return on cash equivalents and short-term investments, or 5.0%, experienced during the year ended February 26, 1999. The pro forma statement of income adjustments also include the elimination of intercompany sales and cost of sales between the Company and Strafor. Further, these adjustments eliminate the equity in net income of joint ventures as recorded by Steelcase Inc. for its 50% ownership interest of Strafor for the year ended February 26, 1999.

                                 EXHIBIT INDEX


   Exhibit No.       Description of Exhibit
   -----------       ----------------------

     2.1 Stock Purchase Agreement between Steelcase Inc. and Strafor Facom S.A., dated April 21, 1999.*

      23             Consent of Arthur Andersen

    99.1             Press release issued by Steelcase Inc., dated April 23,
                     1999.*


* Incorporated by reference to the like numbered exhibit to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 7, 1999.